UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 10, 2012 (Date of earliest event reported)

HealthMarkets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas		76180
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

HealthMarkets, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 10, 2012 (the “Annual Meeting”).

Members of the Company’s Board of Directors, members of management and other significant holders of the Company’s Class A-1 Common Stock (collectively, the “Consenting Stockholders”) own approximately 88.8% of the Company’s issued and outstanding shares and were represented by proxy at the Annual Meeting. Because such Consenting Stockholders control more than a majority of the voting power and indicated that they would vote in favor of the proposals, the Company did not solicit proxies from holders of the Company’s Class A-2 Common Stock.

Stockholders voted on the matters set forth below:

1. The following individuals were elected to the Company’s Board of Directors to serve until the Company’s next annual meeting of stockholders or until their successors have been duly elected and qualified.

Name	Votes For	Votes Against	Abstain	Broker Non-Votes
Phillip J. Hildebrand	27,450,452	0	0	0
Kenneth J. Fasola	27,450,452	0	0	0
Chinh E. Chu	27,450,452	0	0	0
Jason K. Giordano	27,450,452	0	0	0
Adrian M. Jones	27,450,452	0	0	0
Mural R. Josephson	27,450,452	0	0	0
David K. McVeigh	27,450,452	0	0	0
R. Neal Pomroy	27,450,452	0	0	0
Steven J. Shulman	27,450,452	0	0	0

2. The results of the voting for the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2012 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,450,452	0	0	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By:	/s/ Derrick A. Duke
	Name:	Derrick A. Duke
	Title:	Senior Vice President, Interim Chief
Financial Officer, Treasurer and Chief
Insurance Operating Officer

Dated: May 10, 2012